EXHIBIT 5.1

Opinion of Richardson & Patel, LLP

February 10, 2012

Dais Analytic Corporation
11552 Prosperous Drive
Odessa, FL 33556

Ladies and Gentlemen:

We have acted as special counsel to Dais Analytic Corporation, a New York corporation (the “Company”), in connection with the Registration Statement on Form S-1, File No. 333-176894, as amended by Pre-Effective Amendment No. 3 thereto (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the offering and sale by the Company of up to 33,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock").

In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto.

In our examination, we have assumed the legal capacity of all natural persons executing the Registration Statement and such other agreements, documents and certificates that we have examined, the genuineness of all signatures thereon, the authenticity of the originals of the documents submitted to us, the conformity to authentic originals of any documents submitted to us as copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinions expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon the foregoing, we are of the opinion that the issuance and sale of the Shares will have been duly authorized and, upon payment and delivery will be validly issued, fully paid and non-assessable;

We express no opinion as to any matters governed by any laws other than the Business Corporation Law of New York.  The reference and limitation to “Business Corporation Law of New York” includes the statutory provisions and all applicable provisions of the Business Corporation Law of the Laws of New York and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Richardson & Patel LLP